EXHIBIT 24.1
POWER OF ATTORNEY OF DIRECTORS
KNOW ALL PERSONS BY THESE PRESENTS:
     Each of the undersigned directors of Amkor Technology, Inc. (the “Company”) hereby constitutes and appoints James J. Kim and Joanne Solomon, each of them with power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (Commission File Nos. 333-76254, 333-104601 and 333-113512) (collectively, the “Registration Statements”), and any and all other amendments of the Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned directors have signed their names hereto as of this 27th day of June, 2008.

/s/ James J. Kim
James J. Kim	/s/ John F. Osborne John F. Osborne
/s/ Roger A. Carolin
Roger A. Carolin	/s/ Constantine N. Papadakis Constantine N. Papadakis
/s/ Winston J. Churchill
Winston J. Churchill	/s/ James W. Zug James W. Zug
/s/ John T. Kim
John T. Kim